AS FILED ON DECEMBER 4, 1997                         REGISTRATION NO. ___-______


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM S-8
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                            BOWATER INCORPORATED
--------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


             DELAWARE                              62-0721803
    ------------------------           ------------------------------------
    (State of incorporation)           (I.R.S. Employer Identification No.)


                    55 EAST CAMPERDOWN WAY, P.O. BOX 1028
                      GREENVILLE, SOUTH CAROLINA  29602
                      ---------------------------------
                  (Address of principal executive offices)

                 BOWATER INCORPORATED 1997 STOCK OPTION PLAN
                 -------------------------------------------
                          (Full title of the Plan)

                           WENDY C. SHIBA, ESQUIRE
           VICE PRESIDENT, SECRETARY AND ASSISTANT GENERAL COUNSEL
                            BOWATER INCORPORATED
                    55 EAST CAMPERDOWN WAY, P.O. BOX 1028
                      GREENVILLE, SOUTH CAROLINA  29602
                               (864) 271-7733
          ---------------------------------------------------------
          (Name, address and telephone number of agent for service)

                       CALCULATION OF REGISTRATION FEE

========================================================================================================
                                              Proposed Maximum      Proposed Maximum         Amount of
Title of Securities        Amount to be      Offering Price per    Aggregate Offering    Registration Fee
to be Registered            Registered             Share*                Price*
---------------------------------------------------------------------------------------------------------
Common Stock            1,000,000 shares          $43.53              $44,531,250             $13,494.32
$1.00 par value
========================================================================================================

     * The offering price for such shares is estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the Registrant's Common Stock as reported on the consolidated reporting system for December 2, 1997.

                    -------------------------------------

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission are incorporated in this Registration Statement by reference:

     (1) The Registrant's latest Annual Report on Form 10-K filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") for the fiscal year ended December 31, 1996;

     (2) All other reports filed by the Registrant pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since December 31, 1996;

     (3) The description of the Registrant's Common Stock, $1.00 par value per share, contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     The Registrant's Common Stock, par value $1.00 per share, is registered pursuant to Section 12 of the Exchange Act.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.


     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides for indemnification of directors and officers against any legal liability (other than liability arising from derivative suits) if the officer or director acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation. In criminal actions, the officer or director must also have had no reasonable cause to believe that his conduct was unlawful. A corporation may indemnify an officer or director in a derivative suit if the officer or director acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interest of the corporation unless the officer or director is found liable to the corporation. However, if the Court of Chancery or the court in which such action or suit was brought determines that the officer or director is fairly and reasonably entitled to indemnity, then the Court of Chancery or such other court may permit indemnity for such officer or director to the extent it deems proper.

     The Registrant's Bylaws provide generally that the Registrant shall indemnify its present and past directors and officers to the fullest extent permitted by the laws of Delaware as they may exist from time to time. Directors and officers of the Registrant and its subsidiaries are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal. The Registrant's Bylaws also provide that indemnification thereunder is not exclusive, and the Registrant may agree to indemnify any person as provided therein. The Registrant is a party to indemnification agreements with its directors and officers. The agreements provide that the Registrant will indemnify such directors and officers to the fullest extent permitted by applicable law, and require the Registrant to maintain directors' and officers' liability insurance at the level in effect when the relevant indemnification agreement was executed and to advance expenses upon the request of an officer or director.

     The Registrant's Certificate of Incorporation provides that directors of the Registrant shall not be held personally liable to the Registrant or its stockholders for monetary damages arising from certain breaches of their fiduciary duties. The provision does not insulate directors from personal liability for (i) breaches of their duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not taken in good faith or that involve intentional misconduct or knowing violation of law, (iii) transactions in which the director derives any improper personal benefit or (iv) unlawfully voting to pay dividends or to repurchase or redeem stock.

     The Registrant maintains insurance policies providing for indemnification of directors and officers and for reimbursement to the Registrant for monies which it may pay as indemnity to any director or officer, subject to the conditions and exclusions of the policies and specified deductible provisions.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.


ITEM 8. EXHIBITS.

     Please refer to the attached Exhibit Index.

     (a) Counsel's opinion attached as Exhibit 23.2.

     (b) Not Applicable.

ITEM 9. UNDERTAKINGS.

     (a) Rule 415 Offering.

     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report under Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Filing of Registration Statement on Form S-8.

     Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 with respect to shares of Common Stock offered under the Bowater Incorporated 1997 Stock Option Plan, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, this 26th day of November, 1997.

                                           By:            /s/
                                               -------------------------------
                                                 Arnold M. Nemirow
                                                 Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, in the City of Greenville, State of South Carolina, as of this 26th day of November, 1997.


    Signature                        Title
    ---------                        -----

       /s/           Chairman, President and Chief Executive Officer
-----------------    (principal executive officer)
Arnold M. Nemirow


       /s/           Senior Vice President and Chief Financial Officer
-----------------    (principal financial officer)
David G. Maffucci


       /s/           Vice President and Controller
-----------------    (principal accounting officer)
Michael F. Nocito



        *            Director
-----------------
Francis J. Aguilar


        *            Director
-----------------
H. David Aycock



        *            Director
-----------------
Richard Barth

        *            Director
-----------------
Kenneth M. Curtis


                     Director
-----------------
Charles J. Howard


        *            Director
-----------------
Donald R. Melville


        *            Director
-----------------
John A. Rolls


        *            Director
-----------------
James L. Pate



* Wendy C. Shiba, by signing her named hereto, does sign this Registration Statement on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons, in the City of Greenville, State of South Carolina, as of this 20th day of November, 1997.


                                       By:          /s/
                                           ------------------------
                                              Wendy C. Shiba
                                              Attorney-in-Fact

                                   EXHIBITS

     The following exhibits are filed as part of this Registration Statement.

EXHIBIT NUMBER                       DESCRIPTION
--------------                       -----------
     4.1           Restated Certificate of Incorporation of the Registrant, as
                   amended (incorporated by reference to Exhibit 4.2 to the
                   Registrant's Registration Statement No. 33-51569).

     4.2           Certificate of Designations of the 8.40% Series C Cumulative
                   Preferred Stock of the Registrant (incorporated by reference
                   to Exhibit   4.2 to the Registrant's Current Report on Form
                   8-K, dated February 1, 1994, File No. 1-8712).

     4.3 Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's quarterly report filed on Form 10-Q for the quarterly period ended September 30, 1995, File No. 1-8712).

     4.4           Bowater Incorporated 1997 Stock Option Plan, Amended and
                   Restated, effective January 1, 1997.

     5             Legal opinion of Anthony H. Barash, General Counsel to the
                   Registrant, dated November 20, 1997.

     23.1          Consent of KPMG Peat Marwick LLP, dated December 2, 1997.

     23.2          Consent of Anthony H. Barash, General Counsel to the
                   Registrant (included in the opinion filed as Exhibit 5).

     24 Powers of Attorney authorizing the signing of the Registration Statement and amendments hereto on behalf of the Registrant's directors.
